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                                                                    Exhibit 5(b)

August 31, 2001

UtiliCorp Canada Finance Corporation
2500-140, 4th Avenue S.W.
Calgary, Alberta T2P 3N3
CANADA

Ladies and Gentlemen:

RE: UNITED STATES SECURITIES AND EXCHANGE COMMISSION - FORM S-4
    REGISTRATION STATEMENT

We have acted as special Nova Scotia counsel to UtiliCorp Canada Finance Corporation, a Nova Scotia unlimited company (the "Company"), in connection with the preparation and filing by the Company and UtiliCorp United Inc., a Delaware corporation ("UtiliCorp"), of a combined registration statement (the "Registration Statement") on Form S-4 under the United States Securities Act of 1933, as amended (the "Securities Act"), and any amendments thereto for the registration under the Securities Act of (i) $200,000,000 aggregate principal amount of 7.75% Senior Notes due June 15, 2011 of the Company (the "Notes") and
(ii) the guarantee (the "Guarantee") of the Notes by UtiliCorp. The Notes and the Guarantee are to be issued under an Indenture, dated as of June 20, 2001, as amended and supplemented by the First Supplemental Indenture, dated as of June 20, 2001 (the "Indenture"), among the Company, UtiliCorp and Bank One Trust Company, N.A., as trustee (the "Trustee"). In connection therewith, you have requested our opinion as to certain matters referred to below.

In our capacity as such counsel, we have familiarized ourselves with the actions taken by the Company in connection with the registration of the Notes, however, we have not assisted in the preparation of the Registration Statement and therefore express no opinion as to the form, accuracy or content of the Registration Statement. We have examined originals or certified copies of other documents, including the Registration Statement, and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. Our opinion is confined to the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein in effect on the date hereof.

Furthermore, we have assumed:

1. the genuineness of all signatures, the legal capacity and authority at all relevant times of any natural persons signing any documents, the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as certified or true copies or as reproductions (including documents received by facsimile machine) and the truthfulness of all certificates of public officials and corporate officers;

2. the constituent documents of the Company are in full force and effect as at the date hereof, have not been amended since the date of the Indenture and the shareholders of the Company have not passed, confirmed or consented to any other amendments or variations thereto;

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3.   that each party to the Indenture, other than the Company, has all necessary power and capacity to execute and deliver the Indenture and perform its obligations thereunder, has duly authorized, executed and delivered the Indenture and that the Indenture constitutes the legal, valid and binding obligation of the parties thereto, enforceable against each of them in accordance with its terms;

4. that the Indenture has been physically delivered by the Company to the Trustee, that such delivery was not subject to any condition or escrow imposed by or on behalf of the Company on such delivery and that such delivery was satisfactory delivery under the laws of any relevant jurisdiction other than the Province of Nova Scotia;

5. that the corporate resolutions authorizing the Notes and the Indenture were duly and validly passed in accordance with applicable law and remain in full force and effect, unamended, as at this date; and

6. the currency and accuracy of the indices and records maintained at the public offices where we have conducted searches or made inquiries or caused searches or inquiries to be made.

In expressing the opinion set forth in paragraph 1 below, we have relied exclusively on a certificate of status dated August 30,2001 issued by the Registrar of Joint Stock Companies of Nova Scotia in respect of the status of the Company under the COMPANIES ACT (Nova Scotia).

Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that

1. The Company has been duly formed and is validly existing as an unlimited company in good standing under the laws of the jurisdiction of its incorporation.

2.   The Notes have been duly authorized by the Company.

3. The Indenture has been duly authorized, executed and delivered by the Company.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

Yours very truly,

STEWART MCKELVEY STIRLING SCALES